Hospitality Properties Trust
           Computation of Pro Forma Ratio of Earnings to Fixed Charges
                  (amounts in thousands, except ratio amounts)



                                                                               For the Year Ended December 31, 1998
                                                                               ------------------------------------

                                                                                                                 Adjusted
                                                                         Historical          Pro Forma          Pro Forma
                                                                         ----------          ---------          ---------
Income before extraordinary item and preferred dividends                $ 87,982             $ 91,696           $102,623
Fixed charges                                                             21,751               40,271             46,144
                                                                        --------             --------           --------

       Adjusted earnings                                                $109,733             $131,967           $148,767
                                                                        ========             ========           ========


Fixed charges and preferred dividends:
       Interest on indebtedness and
          amortization of deferred
          finance costs                                                 $ 21,751             $ 40,271           $ 46,144
                                                                        --------             --------           --------

              Total fixed charges                                       $ 21,751             $ 40,271           $ 46,144
                                                                        ========             ========           ========

Ratio of earnings to fixed charges                                           5.0x                 3.3x               3.2x
                                                                        ========             ========           ========


The above computation should be read in conjunction with the unaudited pro forma consolidated financial statements and other data included elsewhere in the Form 8-K to which this computation is an exhibit.